UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009 (May 15, 2009)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 8.01 Other Events.
     As previously disclosed in Tenneco Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Form 10-Q”), Tenneco adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51,” effective as of January 1, 2009. SFAS 160 requires us to reclassify retrospectively for all periods presented, noncontrolling ownership interests (formerly called minority interests) from the mezzanine section of the balance sheet between liabilities and equity to the equity section of the balance sheet, and to change our presentation of net income (loss) in the condensed consolidated statements of cash flows to include the portion of net income (loss) attributable to noncontrolling ownership interests with a corresponding reduction in other operating activities.
     We are also subject to the requirements of EITF Topic No. D-98, Classification and Measurement of Redeemable Securities (“EITF D-98”), which interprets Rule 5-02.28 of Regulation S-X. Rule 5-02.28 requires shares whose redemption are outside of the control of the issuer to be classified outside of permanent equity. We have noncontrolling interests in two joint ventures with redemption features that could require us to purchase the noncontrolling interest at fair value in the event of a change in control of Tenneco Inc. Additionally, a noncontrolling interest in a third joint venture requires us to purchase the noncontrolling interest at fair value in the event of default or under certain other circumstances. We do not believe that it is probable that the redemption features in any of these joint venture agreements will be triggered. However, the redemption of these shares is not solely within our control. Accordingly, in the Form 10-Q, the related noncontrolling interests were presented as “Redeemable noncontrolling interests” in the mezzanine section of our condensed consolidated balance sheets as of March 31, 2009 and December 31, 2008 in accordance with EITF D-98. EITF D-98 does not impact the accounting for noncontrolling interests on our condensed consolidated statements of net income (loss).
The principal effect on the prior year balance sheets related to the adoption of SFAS 160 is summarized as follows:

	December 31,
(millions)	2008	2007
Balance Sheets
Total Equity, as previously reported	$(251)	$400
SFAS 160 reclass of non-controlling interest	24	25

Total equity under SFAS 160	$(227)	$425
SFAS 160 also changes net income (loss) in the consolidated statement of income (loss). Prior to SFAS 160, net income (loss) excluded net income attributable to non-controlling interests. SFAS 160 now requires that net income include net income attributable to non-controlling interest. In addition, SFAS 160 requires a new separate caption for net income attributable to Tenneco Inc. be presented in the consolidated statement of income (loss) which is equal to net income (loss) as previously reported prior to the adoption of SFAS 160. Thus, after adoption of SFAS 160, net income (loss) will increase (decrease) due to the inclusion of the amount of net income attributable to non-controlling interests, by $10 million, $10 million and $6 million for the fiscal years 2008, 2007 and 2006, respectively, and net income attributable to Tenneco Inc. will be equal to net income (loss) as previously reported prior to the adoption of SFAS 160.
     A summary of the retrospective changes that will be made to the financial statements for periods prior to our adoption of SFAS 160 are set forth in the following updated financial statements and footnote, the originals of which were a part of Item 8 — Financial Statements and Supplementary Data of the company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”):
•	Statements of income (loss) for each of the three years in the period ended December 31, 2008

•	Balance sheets — December 31, 2008 and 2007

•	Statements of cash flows for each of the three years in the period ended December 31, 2008

•	Statements of changes in shareholders’ equity for each of the three years in the period ended December 31, 2008

•	Statements of comprehensive income (loss) for each of the three years in the period ended December 31, 2008

•	Footnote 14 — Supplemental guarantor condensed consolidating financial statements
These financial statements and footnote are included in Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference).

     Other than the changes to these financial statements and footnote to reflect a summary of the retrospective changes which will be made to them for prior periods, the Form 10-K is not being updated by this filing. Information in the Form 10-K is generally stated as of December 31, 2008 and this filing does not reflect any subsequent information or events other than a summary of the changes for the retrospective adoption of SFAS 160. More current information is contained in the Form 10-Q and other filings with the Securities and Exchange Commission. This Current Report on Form 8-K should be read in conjunction with the Form 10-K and the Form 10-Q and other filings.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Financial Statements and Footnote of Tenneco Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: May 15, 2009	By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and Chief Financial Officer